EXHIBIT 4.8
                                                                     -----------



                              CARNIVAL CORPORATION
             AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT PLAN

This authorization is made pursuant to the terms and conditions of the Carnival Corporation Automatic Dividend Reinvestment Plan, as the same may from time to time be amended (the "Plan"), for holders of shares of Carnival Corporation common stock (the "Shares").

                       (Please mark either box one or two)

[_] Full Dividend Reinvestment: I hereby authorize Carnival Corporation to pay to SunTrust Bank for my account all cash dividends payable to me on Shares now or hereafter registered in my name exactly as it appears on the books of Carnival Corporation's Transfer Agent.

[_] Partial Dividend Reinvestment: I hereby Authorize Carnival Corporation to pay to SunTrust Bank for my account the cash dividends payable to me on __________ Shares now registered in my name exactly as it appears on the books of Carnival Corporation's Transfer Agent.


I hereby appoint SunTrust Bank as my agent, subject to terms and conditions of the Plan, and authorize SunTrust Bank, as such agent, to (1) receive all such cash dividends pursuant to the Plan, (2) use such funds to purchase full and fractional Shares, (3) receive and hold for my account all such full and fractional Shares purchased therewith and (4) otherwise act in accordance with the Plan.

I acknowledge receipt of the brochure describing the Plan and agree to the terms and conditions of the Plan as set forth therein.

                 (continued for signature(s) on reverse side)

This authorization and appointment is given with the understanding that I may terminate the same at any time by so notifying in writing. THIS IS NOT A PROXY.

Please sign Authorization Card exactly as the registration appears on the face of your stock certificate. All joint owners must sign.

Social Security or Tax Identification        Stockholder________________________
Number: _____________________________                          Signature

Date:   _____________________________        Print Name:________________________


Address:_____________________________        Stockholder________________________
                                                               Signature
        _____________________________        Print Name:________________________

        _____________________________

Area Code   Telephone Number

_____________________________________


                             (THIS IS NOT A PROXY)